Exhibit 99.2

Sino-Global Announces Extension of Stock Repurchase Program

Sino-Global Shipping America, Ltd. (Nasdaq: SINO) ("Sino-Global" or the "Company"), a leading, non-state-owned provider of shipping agency and forwarder services operating primarily in China, announced that its board of directors has extended its previous stock repurchase program through April 8, 2010.

The original stock repurchase program was announced on October 9, 2008 and lasted for a period of 12 months and authorized the Company to purchase up to ten percent of the outstanding common stock of the Company on the open market or in privately negotiated transactions. As of June 30, 2009, the Company had repurchased 100,000 shares from the open market at an average price of $2.86 per share including trading expenses. The extent to which the Company repurchases its common shares and the timing of such repurchases will depend upon the stock price, general economic and market conditions and other corporate considerations. The repurchase program may be suspended at any time.

"We believe that our future growth prospects are not currently reflected in the price of our stock," said Mr. Cao Lei, Sino-Global's chief executive officer. "Over the course of the year, we have been gaining momentum and made notable progress in executing our low-cost expansion strategy in China and abroad, which in the fourth quarter of our fiscal year helped us to increase revenues by 40% year-over-year. The improvement in our business operating environment paired with the extension of this stock repurchase program, will allow us to continue to deliver long-term shareholder value."

About Sino-Global Shipping America, Ltd.

Sino-Global Shipping America, Ltd. (Nasdaq: SINO), is a leading, non-state-owned provider of high-quality shipping agency and forwarder services, primarily operating in mainland China. With local branches in nine of China's 76 ports and contractual arrangements in all those where it does not have branch offices, Sino-Global is able to offer efficient, high-quality shipping agency services to shipping companies entering Chinese ports. With a subsidiary in Perth, Australia, where it has a contractual relationship with a local shipping agency, Sino-Global provides complete shipping agent services to companies involved in trades between Chinese and Australian ports. Sino-Global also operates a subsidiary in Hong Kong, China to provide comprehensive shipping agency services to vessels going to and from one of the world's busiest ports.

Sino-Global provides ship owners, operators and charters with comprehensive yet customized shipping agency services including intelligence, planning, real-time analysis and on-the-ground implementation and logistics support, as well as freight forwarding services. Sino-Global has achieved both ISO9001 and UKAS certifications.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Specifically, Sino-Global cannot guarantee that the new subsidiary discussed herein will result in any new business or produce any revenues or meet the prospects referenced herein. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    For investor and media inquiries, please contact:

     Ms. Apple Liang
     Sino-Global, Beijing
     Tel:   +86-10-6439-1888
     Email: ir@sino-global.net

     Ms. Flora Tian
     Ogilvy Financial, Beijing
     Tel:   +86-10-8520-6524
     Email: sino@ogilvy.com